Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-4

(Form Type)

ARES ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-
Fees Previously Paid (8)	Equity	New X-energy Class A Common Stock (2)(3)	457(f)(l)	53,892,998	$10.12940(6)	$545,903,733.941200	0.0001102	$60,158.59148
Fees Previously Paid (8)	Equity	Redeemable Warrants (2)(4)	457(i)	28,458,991	$(7)	-		-
Fees Previously Paid (8)	Equity	New X-energy Class A Common Stock issuable upon exercise of the Redeemable Warrants (2)(5)	457(i)	28,458,991	$12.16745(7)	$346,273,350.04295	0.0001102	$38,159.32317
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-
		Total Offering Amounts				$892,203,267.87805		$98,317.91466
		Total Fees Previously Paid						$172,956.04 (8)
		Total Fees Offsets						$0.00
		Net Fee Due						$0.00

(1)

Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Ares Acquisition Corporation, a Cayman Islands exempted company (“AAC”), intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which AAC’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by New X-energy, the continuing entity following the business combination described in this proxy statement/prospectus (the “Business Combination”), which will thereafter be renamed “X-Energy, Inc.”, as further described in the proxy statement/prospectus.

(2)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The number of shares of Class A common stock, par value $0.0001 per share, of New X-energy (“New X-energy Class A Common Stock”) being registered represents (i) 46,997,081 Class A ordinary shares, par value $0.0001 per share (the “AAC Class A Ordinary Shares”) of AAC, including the AAC Class A Ordinary Shares that were included in the units issued in AAC’s initial public offering (the “IPO”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-252163) (the “IPO Registration Statement”) and offered by AAC in the IPO (the “Public Shares”) and (ii) 6,895,917 Class B ordinary shares, par value $0.0001 per shares (the “AAC Class B Ordinary Shares”), of AAC that were initially issued in a private placement prior to the IPO to Ares Acquisition Holdings L.P. (the “Sponsor”) (such AAC Class B Ordinary Shares, the “Founder Shares”) and that are not forfeited in the event of AAC shareholder redemptions. Immediately prior to the Domestication, each Founder Share will be automatically converted into one AAC Class A Ordinary Share. In connection with the Domestication (a) each AAC Class A Ordinary Share issued and outstanding immediately prior to the Domestication will remain outstanding and will automatically convert into one share of New X-energy Class A Common Stock (provided that each AAC Class A Ordinary Share owned by holders of Public Shares who have validly elected to redeem their Public Shares will be redeemed for cash in an amount equal to the redemption price), (b) each redeemable warrant to purchase one AAC Class A Ordinary Share (the “AAC Warrants”) issued and outstanding as of immediately prior to the Domestication will be automatically become a redeemable warrant to purchase one share of New X-energy Class A Common Stock (“New X-energy Warrants”) on substantially the same terms as the AAC Warrants, and (c) each unit of AAC issued and outstanding as of immediately prior to the Domestication will automatically be canceled and each holder will be entitled to one share of New X-energy Class A Common Stock and one-fifth of one New X-energy Warrant.

(4)

The number of New X-energy Warrants being registered represents (i) the 20,000,000 AAC Warrants that were registered pursuant to the IPO Registration Statement referenced in note (3) above and offered by AAC in its IPO and (ii) 8,458,991 AAC Warrants that were issued in a private placement prior to the IPO to the Sponsor. In connection with the Domestication, each AAC Warrant will be automatically become a New X-energy Warrant.

(5)

Represents the number of shares of New X-energy Class A Common Stock issuable upon exercise of the New X-energy Warrants described in note (4). Each whole New X-energy Warrant will entitle the warrant holder to purchase one share of New X-energy Class A Common Stock at a price of $11.50 per share.

(6)

Calculated in accordance with Rule 457(f)(l) under the Securities Act, based on the average of the high and low prices of the AAC Class A Ordinary Shares on the New York Stock Exchange (“NYSE”) on January 18, 2023 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)).

(7)

Calculated in accordance with Rule 457(i) under the Securities Act, based on the sum of (i) the average high and low prices of the AAC Warrants on NYSE on January 18, 2023 (such date being within five business days of the date that this registration statement was first filed with the SEC) and (ii) the $11.50 exercise price of the New X-energy Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the New X-energy Warrants has been allocated to the New X-energy Class A Common Stock issuable upon exercise of the New X-energy Warrants and included in the registration fee paid in respect of such shares of New X-energy Class A Common Stock.

(8)	AAC previously paid a registration fee of $172,956.04 in connection with the initial submission of the proxy statement/prospectus with the SEC on January 25, 2023 (SEC File No. 333-269400).